Exhibit 99.1

Emergent Capital, Inc. Announces Lawsuit Challenging Bylaw Dismissed

BOCA RATON, Fla., September 11, 2015 – Emergent Capital, Inc., formerly known as Imperial Holdings, Inc. (NYSE: EMG) (the “Company”), announced today the lead plaintiff’s dismissal with prejudice of a shareholder lawsuit against the Company and its directors brought in the United States District Court for the Southern District of Florida, Case No. 15-CV-80505. Among other things, the suit challenged the board’s adoption of a bylaw requiring a shareholder to obtain the consent of holders of 3% of the Company’s outstanding shares before bringing a claim on behalf of other shareholders in a class action or on behalf of the Company in a derivative action. The court’s dismissal order is attached.

The lead plaintiff in the lawsuit stated: “Although I have doubts about the benefit of the bylaw, after further investigation and the opportunity to meet with representatives of the board of directors, I now believe that they acted in good faith and did not engage in any improper behavior in adopting the bylaw or otherwise. Consequently, I have concluded that it is in the best interest of the Company and its shareholders that the case be dismissed.”

About Emergent Capital, Inc.

Emergent Capital (NYSE: EMG) is a specialty finance company that invests in esoteric asset classes, primarily life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Emergent Capital, Inc.

Senior Vice President, Corporate Development & Investor Relations

561.995.4300

IR@emergentcapital.com

www.emergentcapital.com

Media Contacts:

Richard Anderson/Henry Feintuch

Feintuch Communications

718.986-1596 / 212.808.4901

emergentcaptial@feintuchpr.com

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